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                                                                   Exhibit 10.23


                           GLOBAL MARKETS ACCESS LTD.

                                February 26, 1999

Third Avenue Value Fund
Third Avenue Small-Cap Value Fund
767 Third Avenue
New York, NY  10017

                  Re:      Securities Purchase Agreement

Gentlemen:

                  Reference is made to the Securities Purchase Agreements dated as of February 26, 1999 (the "Agreements"), between Third Avenue Value Fund and Third Avenue Small-Cap Value Fund (the "Investors") and Global Markets Access Ltd. (the "Company"). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreements.

                  In connection with the Agreements, the Investors and the Company hereby agree and acknowledge that, for so long as the Investors together with their Affiliates beneficially own at least 250,000 Common Shares of the Company (including for this purpose shares issuable pursuant to the Class B Warrants held by the Investors and as adjusted for stock splits, reverse stock splits, stock dividends and similar events), the Investors shall have the right to designate one individual for election to the board of directors of the Company. However, if the Investor at any time owns less than the minimum number of shares referred to in the preceding sentence, it shall cause such individual to resign from the board of directors. Upon timely receipt by the Company of the Investors' written exercise of such right, the Company shall, if received on the date hereof, cause such individual elected as a director of the Company and if received thereafter shall cause such individual to be nominated for election as a director of the Company at the next annual general meeting of the Company (provided no person previously selected by the Investor is a member of a class of directors of the Company not standing for election at such meeting). We advise you that pursuant to the foregoing the Company has today elected Curtis
R. Jensen to its board of directors, to serve as a Class 1 director. The fees and other compensation paid to such director in consideration of his or her services as such shall not be less that that paid to other non-employee directors serving in similar positions. In consideration of such right, and for so long as any person selected by the Investors is a director (and during any period after such person's designation by the Investors but before his or her election), neither the Investors nor any of their Affiliates shall vote or permit any of the shares of the Company beneficially owned by them to be voted for any other nominee for election as a director of the Company.
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Third Avenue Value Fund
Third Avenue Small-Cap Value Fund
February 26, 1999
Page 2

                  The Company shall, subject to applicable law, use its best efforts to cause all proxies solicited by management to be voted in favor of such nominee (subject to any contrary instructions by the shareholder delivering such proxy).

                  The Investors may assign their rights hereunder to any transferee of the required minimum number of shares referred to above or agree to exercise such right at the direction of any other person, provided that they have received the prior written consent of the Company, such written consent not to be unreasonably withheld. The Investors further agree that it shall be reasonable for the Company to withhold such prior written consent in situations including, but not limited to, those in which the Investors agree to assign their rights or to act at the direction of any person or entity directly or indirectly engaged in the financial guaranty insurance or reinsurance business, or situations in which the Investors agree to assign their rights or to act at the direction of any person or entity where such assignment or act would result in any person owning, directly or indirectly, or being considered to own, 10% or more of the total combined voting power of all classes of stock of the Company under the "controlled foreign corporation" rules of the United States Internal Revenue Code. As a condition of any such assignment or agreement to act at the direction of any other person, such assignee or other person shall execute an agreement indicating its intention to be bound by the terms of this letter.

                                     Very truly yours,

                                     GLOBAL MARKETS ACCESS LTD.

                                     By:/s/ Donald J. Matthews
                                        -----------------------------------
                                         Donald J. Matthews
                                         President and Chief Executive Officer

Acknowledged by:

THIRD AVENUE TRUST
On behalf of Third Avenue Value Fund

By:/s/ David Barse
   -----------------------
Name:David Barse
Title:President
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Third Avenue Value Fund
Third Avenue Small-Cap Value Fund
February 26, 1999
Page 3


THIRD AVENUE TRUST
On behalf of Third Avenue Small-Cap Value Fund

By:/s/ David Barse
  -----------------------------
Name:David Barse
Title:President